Exhibit 1

                            AGREEMENT OF JOINT FILING

      Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13G and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of common stock of ACCELRYS INC. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall togetherconstitute one and the same instrument.


DATED: February 12, 2010
                                        Burnham Asset Management Corporation
                                        /s/ Robert Grosshart
                                        ----------------------------------------
                                        Robert Grosshart
                                        Portfolio Administrator

DATED: February 12, 2010
                                        Burnham Securities Inc.
                                        /s/ Thomas Calabria
                                        ----------------------------------------
                                        Thomas Calabria
                                        Vice President